UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FRONTIER INVESTMENT CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

FRONTIER INVESTMENT CORP
3411 Silverside Road

Tatnall Building #104

Wilmington, DE

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

On June 1 2023, Frontier Investment Corp (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) for the Extraordinary General Meeting of Shareholders to be held on June 16, 2023 at 09:00 a.m. ET (the “Meeting”). The Company is filing these definitive additional proxy materials on June 13, 2023, to disclose that the chairman intends to adjourn the Meeting to June 22, 2023 at 9:00 a.m. EST, and to extend the date by which public shareholders may submit redemption requests for their public ordinary shares to 5:00 p.m. ET on June 20, 2023 (two business days before the Meeting). The Meeting details remain as follows:

Meeting Details:

Extraordinary General Meeting-meeting webpage (information, webcast, telephone access and replay):

https://www.cstproxy.com/frontierinvestmentcorp/2023

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3638732#

Except as amended and supplemented above, all other information in the Definitive Proxy Statement remains unchanged. The updated disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.